CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated February 22, 2001 , relating to the audited financial statements for period from inception (February 18, 2000) to December 31, 2000 in the fourth amendment of the registration statement on SB-2 of Britannia Capital Corp. to be filed with the Securities and Exchange Commission.

March 5, 2001




                                     /s/Thomas Monahan
                                     ------------------
                                     Thomas Monahan CPA